Exhibit 99.1

By electronic delivery to: mhwerner@inhibikase.com; jfrattaroli@inhibikase.com

July 17, 2023

Dr. Milton H. Werner

Chief Executive Officer

Inhibikase Therapeutics, Inc.

3350 Riverwood Parkway SE, Suite 1900

Atlanta, Georgia 30339

Re:	Inhibikase Therapeutics, Inc. (the “Company”) Nasdaq Symbol: IKT

Dear Dr. Werner:

On July 25, 2022, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from June 30, 2023, through July 14, 2023, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

If you have any questions, please contact Ms. Brie Charles at +1 301 978 8039. Sincerely,

/s/ H. Jay Miller

H. Jay Miller

Director

Nasdaq Listing Qualifications